EXHIBIT A


                                POWER OF ATTORNEY

      The undersigned hereby appoints Anthony Mandekic as attorney-in-fact of the undersigned for the purpose of executing any and all filings by the undersigned under the Securities Exchange Act of 1934, as amended (including Schedules 13G and 13D, Forms 3, 4 and 5), with respect to the securities of MGM Grand, Inc. This limited power of attorney shall remain in effect until revoked in writing.


                                      /s/  Kirk Kerkorian
                                      --------------------------------
                                      Kirk Kerkorian

 Dated:  June 11, 1999